Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of New England Power Company (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2003	/s/ Stephen P. Lewis
Stephen P. Lewis
President

Date: November 12, 2003	/s/ John G. Cochrane
John G. Cochrane
Vice President and Chief Financial Officer